UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2018

KENTUCKY BANCSHARES, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	000-52598	61-0993464
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

P.O. Box 157, Paris, Kentucky (Address of principal executive offices)	40362-0157 (Zip code)

(859)987-1795

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders

The registrant's 2018 Annual Meeting of Shareholders was held May 22, 2018.  Matters voted upon were (1) ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year, (2) election of directors, and (3) non-binding advisory vote on the compensation paid its named executive officers.  The final number of votes cast with respect to each matter are set out below:

1)  Ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year:

          Votes For              2,316,238

         Votes Against            22,650

2)  Election of the following nominees to the Company's Board of Directors for the ensuing year:

                                                                            Votes        Broker

                                                Votes For   Withheld   Non-votes

     Ted McClain                     1,468,487        63,282     867,967

     Edwin S. Saunier               1,509,886       21,883     867,967

     Buckner Woodford IV      1,416,654      115,115     867,967

       3)  Non-binding advisory vote on the compensation paid its named executive officers:

     Votes For                   1,411,849

     Votes Against                 85,375

     Votes Abstained             34,783

     Broker Non-votes         867,967

The following directors have a term of office that will continue following the Annual Meeting:  B. Proctor Caudill, Jr., Henry Hinkle, Jack W. Omohundro, Louis Prichard, Robert G. Thompson,  and Woodford Van Meter.

The total number of Common Shares outstanding as of March 15, 2018, the record date for the Annual Meeting of Shareholders, was 2,978,628.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April
KENTUCKY BANCSHARES, INC.

Date: May 22, 2018	By	/s/ Gregory J. Dawson
Gregory J. Dawson
Chief Financial Officer